                                                                      Exhibit 12

                             BLACK HILLS CORPORATION
       Computation of Ratios of Earnings to Fixed Charges and Earnings to
                   Fixed Charges and Preferred Stock Dividends

                                                                                                 Year ended December 31,
                                                                           ---------------------------------------------------
                                                                                1997          1998         1999        2000
RATIO OF EARNINGS TO FIXED CHARGES:

EARNINGS:

         Pretax income from continuting operations
         before adjustment for minority interests
         in consolidated subsidiaries or income or
         loss from equity investees:
            Income before minority interest, income taxes
               and discontinued operations                                      46,685        37,449      52,022      94,427
            Less: Equity in earnings of unconsolidated subsidiaries                  -             -           -     (20,149)
                                                                           ---------------------------------------------------
                                                        Total                   46,685        37,449      52,022      74,278
         Fixed Charges
            Interest expensed                                                   14,123        14,707      15,054      29,924
            Capitalized interest                                                     -             -       1,109       1,246
            Amortization of debt issuance costs                                    229           216         172         212
            Estimate of interest within rental expense                              36            49          68         191
                                                                           ---------------------------------------------------
                                          Total fixed charges                   14,388        14,972      16,403      31,573

            Amortization of capitalized interest                                     -             -           -           4

            Distributed income of equity investees                                   -             -           -      13,838

            Interest capitalized                                                     -             -      (1,109)     (1,246)

            Minority interest in pre-tax income
            of subsidiaries that have not incurred
            fixed charges                                                            -             -           -     (11,083)

                                                                           ---------------------------------------------------
                                               Total earnings                   61,073        52,421      67,316     107,364
                                                                           ---------------------------------------------------



                                                                           ---------------------------------------------------
FIXED CHARGES                                                                   14,388        14,972      16,403      31,573
                                                                           ---------------------------------------------------

                                                                                            Nine months ended
                                                                                                Sept. 30,
                                                                           ---------------------------------------
                                                                                2001        2001         2002
RATIO OF EARNINGS TO FIXED CHARGES:

EARNINGS:

         Pretax income from continuting operations
         before adjustment for minority interests
         in consolidated subsidiaries or income or
         loss from equity investees:
            Income before minority interest, income taxes
               and discontinued operations                                    141,920     137,049      74,402
            Less: Equity in earnings of unconsolidated subsidiaries           (14,776)    (11,066)     (4,187)
                                                                           ---------------------------------------
                                                        Total                 127,144     125,983      70,215
         Fixed Charges
            Interest expensed                                                  38,860      28,902      29,329
            Capitalized interest                                                6,848       4,911       7,994
            Amortization of debt issuance costs                                   619         279         842
            Estimate of interest within rental expense                          1,517       1,077         (11)
                                                                           ---------------------------------------
                                          Total fixed charges                  47,844      35,169      38,154

            Amortization of capitalized interest                                  133          87         154

            Distributed income of equity investees                              6,328       1,452       2,027

            Interest capitalized                                               (6,848)     (4,911)     (7,994)

            Minority interest in pre-tax income
            of subsidiaries that have not incurred
            fixed charges                                                      (2,231)     (2,352)     (1,135)

                                                                           ---------------------------------------
                                               Total earnings                 172,370     155,428     101,421
                                                                           ---------------------------------------



                                                                           ---------------------------------------
FIXED CHARGES                                                                  47,844      35,169      38,154
                                                                           ---------------------------------------

                                                                                                                   Nine months ended
                                                                                    Year ended December 31,             Sept. 30,
                                                                     ---------------------------------------------------------------
                                                                      1997     1998      1999     2000      2001    2001      2002
Ratio of Earnings to Fixed Charges                                    4.24     3.50      4.10     3.40      3.60    4.42      2.66
                                                                     ===============================================================


Preference security dividend adjusted for pretax earnings
required to service preferred dividend                                   -        -         -      120       811     728       258
                                                                     ===============================================================

 Ratio of Earnings to Fixed Charges and Preferred Stock Dividends     4.24     3.50      4.10     3.39      3.54    4.33      2.64
                                                                     ===============================================================